Synergy Financial Group, Inc.
310 North Avenue East
P.O. Box 130
Cranford, NJ 07016-0130
(908) 272-3838
(800) 693-3838



FOR IMMEDIATE RELEASE
---------------------
December 30, 2002
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For further information contact:
John S. Fiore
President and Chief Executive Officer
Kevin A. Wenthen
Senior Vice President
(800) 693-3838, extension 3292


                     SYNERGY BANK ANNOUNCES DELAY IN CLOSING
                   OF MERGER WITH FIRST BANK OF CENTRAL JERSEY


CRANFORD, NJ, December 30, 2002 -- Synergy Financial Group, Inc. and its wholly-owned subsidiary, Synergy Bank, Cranford, New Jersey, previously announced on December 19, 2002, that its Agreement and Plan of Merger to acquire First Bank of Central Jersey, North Brunswick, New Jersey ("First Bank") had been approved by the stockholders of First Bank and Regulators and that the closing of the merger was expected to occur on December 31, 2002.

Synergy received notice on December 27, 2002 that an Order had been issued by the Superior Court of New Jersey, Chancery Division, Middlesex County, to enjoin the closing of the merger pending a hearing on January 6, 2003, as a result of a complaint filed by John E. Pellizzari and Augusto Verissimo. Synergy believes that the complaint is without merit and expects the merger to close in January 2003.

This document may contain forward-looking statements. We caution that such statements may be subject to uncertainties and actual results could differ materially and, therefore, investors should not place undue reliance on any forward-looking statements. Synergy and First Bank specifically disclaim any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of any events or circumstances after the date of such statements.


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